EX-4.O
                          STOCK REGISTRATION STATEMENT


                                                            EXHIBIT B TO ANNEX A

                          STOCK REGISTRATION AGREEMENT

     This Stock Registration Agreement dated               , 1997 (this
"Registration Agreement"), is among Rollins Environmental Services, Inc., a Delaware corporation ("Rollins"), Laidlaw Transportation, Inc., a Delaware corporation ("LTI") and Laidlaw Inc., a Canadian corporation ("Laidlaw" and together with LTI, the "Laidlaw Parties").

                              W I T N E S S E T H:

     WHEREAS, under a Stock Purchase Agreement dated as of               , 1997
(the "Stock Purchase Agreement"), among Rollins and the Laidlaw Parties, Rollins is this date issuing to LTI (i) 120,000,000 shares (the "Rollins Common Shares") of Common Stock, $1.00 par value per share (the "Common Stock"), of Rollins and
(ii) a 5%, 12 year $350 million principal amount, convertible, pay-in-kind debenture (the "Rollins Convertible Debenture"), which is convertible into shares of Common Stock and pursuant to which interest and principal payments can be made in shares of Common Stock (collectively, the "Additional Rollins Common Shares");

     WHEREAS, the Stock Purchase Agreement requires that this Registration Agreement be entered into among Rollins and the Laidlaw Parties upon the issuance to the Laidlaw Parties of such securities of Rollins; and

     WHEREAS, the parties hereto (the "Parties") deem it desirable to enter into this Registration Agreement to establish certain rights and restrictions with respect to the management of the Company and the voting, sale and registration of the shares of Common Stock,

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that:

                                   ARTICLE I
                                  DEFINITIONS

     1.1. Definitions.  In this Registration Agreement:

          "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, with the terms "control" and "controlled" meaning, for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

          "Canadian Securities Acts" means the applicable securities legislation of each of the provinces and territories of Canada, and the regulations, rules and policies made thereunder or issued by the Commissions administering such legislation, as the same may hereafter be amended or replaced.

          "Commissions" means the securities commissions or similar regulatory authorities of each of the provinces and territories of Canada and any successor regulatory authorities having similar powers.

          "Designated Jurisdictions" has the meaning specified in Section 2.2.

          "Elected Jurisdictions" has the meaning specified in Section 2.1.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Inspectors" has the meaning specified in Section 2.4.



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          "Offering Expenses" means all expenses incidental to Rollins's performance of or compliance with its obligations under Section 2.2 in connection with the qualification by prospectus of Registrable Securities under any of the Canadian Securities Acts, including, without limitation, all filing fees, all fees and expenses of complying with the applicable Canadian Securities Acts, all printing and translation expenses, all fees and disbursements of counsel to any Laidlaw Party and all fees and disbursements of Canadian counsel to Rollins and any underwriting fees and commissions and applicable transfer taxes, if any, relating to the distribution of the Registrable Securities under any Canadian Securities Acts.

          "Offering Notice" has the meaning specified in Section 4.4.

          "Offering Registration Statement" has the meaning specified in Section 4.4.

          "Offering Termination Date" has the meaning specified in Section 4.4.

          "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, governmental entity, business trust, unincorporated organization or other legal entity.

          "Registrable Securities" means (i) the Rollins Common Shares, (ii) the Rollins Convertible Debenture, (iii) the Additional Rollins Common Shares and (iv) any shares of Common Stock issued in connection with any stock dividend on, or any stock split, reclassification or reorganization of, shares of Common Stock referenced in subparagraphs (i), (ii) or (iii) above.

          "SEC" means the United States Securities and Exchange Commission or any successor agency.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Selling Laidlaw Party" has the meaning specified in Section 2.4.

          "Specified Securities" has the meaning specified in Section 2.1.

                                   ARTICLE II
                              REGISTRATION RIGHTS

     2.1. Incidental Rights. If at any time or from time to time Rollins proposes to file (i) with the SEC a registration statement (whether on Form S-1, S-2, or S-3, or any equivalent form then in effect) for the registration under the Securities Act of any shares of Common Stock for sale, or (ii) a prospectus under any of the Canadian Securities Acts in order to qualify a distribution under any of the Canadian Securities Acts of any securities, for cash consideration, to the public by Rollins or on behalf of one or more shareholders of Rollins (excluding any sale of securities convertible into or exercisable for Common Stock, and any shares of Common Stock issuable by Rollins upon the exercise of employee stock options, or to any employee stock ownership plan, or in connection with any acquisition made by Rollins, any securities exchange offer, dividend reinvestment plan, employee benefit plan, corporate reorganization, or in connection with any amalgamation, merger or consolidation of Rollins with one or more other corporations if Rollins is the surviving corporation), Rollins shall give the Laidlaw Parties at least 20 days' prior written notice of the proposed filing (or if 20 days' notice is not practicable, a reasonable shorter period of not less than seven days), which notice shall outline the nature of the proposed distribution and the U.S. and Canadian jurisdictions in which Rollins proposes to qualify and offer such securities (the "Elected Jurisdictions"). On the written request of a Laidlaw Party received by Rollins within 15 days (or within 7 days if 20 days' notice cannot practicably be given by Rollins) after the date of Rollins's delivery to the Laidlaw Parties of the notice of intended registration (which request shall specify the Registrable Securities sought to be disposed of by each Laidlaw Party and the intended method or methods by which dispositions are intended to be made), Rollins shall, under the terms and subject to the conditions of this
Article II, at its own expense as provided in Section 4.2, (a) use its reasonable efforts to include in the coverage of



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such U.S. registration statement (or in a separate U.S. registration statement concurrently filed) and qualify for sale under the blue sky or securities laws of the various states, and (b) use its reasonable efforts to effect the qualification under the Canadian Securities Acts, in the Elected Jurisdictions the number of Registrable Securities (herein called the "Specified Securities") held by such Laidlaw Party and which such Laidlaw Party has so requested to be registered or qualified for distribution, to the extent required to permit the distribution (in accordance with the intended method or methods thereof as aforesaid) in the Elected Jurisdictions requested by such Laidlaw Party of such Registrable Securities.

     If the distribution proposed to be effected by Rollins involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable opinion that including all or part of the Specified Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of securities proposed to be sold (which statement of the managing underwriter shall also state the maximum number of shares, if any, which can be sold by the Laidlaw Party requesting registration under this
Section 2.1 without materially and adversely affecting the sale of the shares proposed to be sold), then the number of Specified Securities which the requesting Laidlaw Party shall have the right to include in such registration statement or to have qualified by such prospectus shall be reduced to the maximum number of shares specified by the managing underwriter. In all cases, priority shall be afforded to securities covered by a registration statement and/or qualified for distribution by a prospectus filed in response to the exercise of a demand registration or qualification right by a holder of Common Stock other than a holder exercising rights under this Registration Agreement and no securities proposed to be sold by such other holder shall be so reduced until all securities proposed to be sold by all other parties have been entirely eliminated. As to all other proposed selling shareholders of Common Stock, including the Laidlaw Party requesting to include Registrable Securities in the coverage of such a registration statement or prospectus, any such reduction in the number of shares of Common Stock proposed to be sold by the selling shareholders shall be effected on a pro rata basis in accordance with the relationship which the number of shares of Common Stock proposed to be sold by each selling shareholder bears to the number of shares of Common Stock proposed to be sold by all selling shareholders.

     Rollins shall have the sole right to select any underwriters, including the managing underwriter, of any public offering of shares of Common Stock subject to this Section 2.1.

     Each Laidlaw Party may request to have Common Stock included in an unlimited number of registrations, and qualified by an unlimited number of prospectuses, under this Section 2.1. Registration rights under this Section 2.1 shall extend only to the incidental registrations of Common Stock.

     2.2. Mandatory Rights. Upon written request of a Laidlaw Party made at any time, Rollins shall, under the terms and subject to the conditions set forth in this Section 2.2 and in Section 2.4, (i) at Rollins' expense, file (and use its reasonable efforts to cause to become effective) a U.S. registration statement covering, and use its reasonable efforts to qualify for sale under the blue sky or securities laws of the various U.S. states as may be requested by such Laidlaw Party (except any such state in which, in the opinion of the managing underwriter of the offering, the failure to so qualify would not materially and adversely affect the proposed offering), and (ii) at such Laidlaw Party's expense, use its reasonable efforts to effect the qualification for distribution under the Canadian Securities Acts, in accordance with the intended method or methods of disposition set forth in that notice, such number of Registrable Securities, as may be designated by such Laidlaw Party in its request, or that portion thereof designated in said request for registration or qualification in each of the Designated Jurisdictions (as defined below). A request for registration under this Section 2.2 shall specify the number of shares to be registered, the United States and Canadian jurisdiction in which such registration or qualification is to be effected (the "Designated Jurisdictions") and the proposed manner of sale, including the name and address of any proposed underwriter; provided, that all offerings contemplated by a request for registration under this Section 2.2 shall be underwritten offerings involving either a distribution of Registrable Shares to the public where no single buyer,



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


acting individually or with others, acquires more than 10% of such offering, or a distribution by way of dividend or other distribution to holders of Common Stock in the capital of Rollins where such dividend or other distribution is made pro rata between the holders of all such classes of shares according to the number of shares of either class held by each of them. The principal underwriter or underwriters for any such offering shall be selected by the Laidlaw Party requiring registration, subject to Rollins's approval, which may not unreasonably be withheld.

     If the distribution proposed to be effected pursuant to this Section 2.2 involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable belief that including all or part of the Registrable Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of the securities proposed to be sold, then the number of securities proposed to be sold shall be reduced to the maximum number of securities specified by the managing underwriter. In such a case, priority shall be afforded to Registrable Securities and the securities that are not Registrable Securities shall be completely eliminated from inclusion in such offering before the number of Registrable Securities is reduced.

     Rollins may delay the filing or effectiveness of any registration statement, or any preliminary prospectus or (final) prospectus required to effect a qualification for distribution, requested under this Section 2.2, or delay its effectiveness, for a reasonable period (but not longer than 120 days) if, in the sole judgment of Rollins's Board of Directors, (i) a delay is necessary in light of pending financing transactions, corporate reorganizations or other major events involving Rollins, or (ii) filing at the time requested would materially and adversely affect the business or prospects of Rollins in view of disclosures that may thereby be required. Once the cause of the delay is eliminated, Rollins shall promptly notify the Laidlaw Parties requiring registration or qualification, and promptly after a Laidlaw Party notifies Rollins to proceed, Rollins shall, as required in connection with the Designated Jurisdictions selected by the relevant Laidlaw Parties, file a registration statement or a preliminary prospectus and/or (final) prospectus and begin performance of its other obligations under this Section 2.2.

     The Laidlaw Parties shall be entitled to request three registrations or qualifications under this Section 2.2 from the date hereof until the fifth anniversary of the date hereof and three additional registrations or qualifications under this Section 2.2 from the fifth anniversary of the date hereof until the twelfth anniversary of the date hereof (provided that the filing of a registration statement and a preliminary prospectus or (final) prospectus in more than one Designated Jurisdictions in connection with a concurrent or substantially concurrent distribution shall be deemed for the purposes hereof to be a single registration and qualification). However, if a Laidlaw Party requests a registration under this Section 2.2, but no registration statement or (final) prospectus becomes effective with respect to the Registrable Securities covered by such request, then such request shall not count as a request for purposes of determining the number of requests for registration or qualification the Laidlaw Parties may make under this Section 2.2.

     2.3. Registration Conditions. Notwithstanding any other provision of this Registration Agreement, Rollins shall not be required to effect a registration or qualification of any securities under this Article II, or file any post-effective amendment to such a registration statement or prospectus relating to such a qualification:

          2.3.1. unless the requesting Laidlaw Party agrees to (a) sell and distribute a portion or all of its Registrable Securities in accordance with the plan or plans of distribution adopted by and through underwriters, if any, acting for Rollins, and (b) bear a pro rata share of underwriter's discounts and commissions;

          2.3.2. if a registration or qualification requested under Section 2.2, or any post-effective amendment to the registration statement and/or prospectus filed in connection therewith, requires, under applicable statutes and rules, a special audit (other than a normal fiscal year-end audit) of any financial statements, unless the requesting Laidlaw Party agrees to pay its proportionate share



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     (determined by the number of shares to be sold by such Laidlaw Party in the offering in proportion to the total number of shares to be sold by Rollins and all other participants in such offering) of the reasonable fees and expenses of accountants incurred in connection with the special audit and which would otherwise not be incurred;

          2.3.3. if, in the case of a request for registration or qualification under Section 2.1 or 2.2, in the reasonable opinion of counsel for Rollins,
     (i) the Registrable Securities for which registration under the Securities Act has been requested may be disposed of without adversely affecting the market price of such Registrable Securities within a comparable time frame without registration under the Securities Act and (ii) upon such disposition all legends on certificates representing such shares which restrict their transfer under the Securities Act and applicable state securities laws may be removed, and the sale by the applicable Laidlaw Party of any Registrable Securities for which qualification for distribution under any Canadian Securities Acts has been requested (a) will not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts, or (b) may be effected in the method requested (or in a method having a substantially similar economic effect, as to which such counsel may make any reasonable assumption for the purposes of such opinion) without qualification by prospectus; provided that the first trade of such Registrable Securities by the purchaser thereof from the Laidlaw Party in such sale would not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts (but for (I) any unusual effort made to prepare the market or to create a demand for such securities made by or on behalf of such purchaser), (II) any extraordinary commission or consideration paid or to be paid in respect of such first trade, or (III) such purchaser being a Person described in clause (III) of the definition of "distribution" set forth in section 1(1) of the Securities Act (Ontario) in relation to Rollins (or any corresponding provision of any other applicable Canadian Securities Act);

          2.3.4. if, in the case of a request for registration under Section 2.2, other than with respect to a distribution by way of dividend or other distribution to holders of common stock in the capital of Laidlaw where such dividend or other distribution is made pro rata between the holders of all such classes of shares according to the number of shares of either class held by each of them (i) any registration statement or prospectus covering securities regarding which a Laidlaw Party could have exercised registration rights under Section 2.1 of this Registration Agreement has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within six months preceding the date of such request, (ii) a registration statement or prospectus requested by a Laidlaw Party pursuant to Section 2.2 has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within twelve months preceding the date of such request or (iii) Rollins has given notice under
     Section 2.1 of its intention to file a registration statement under the Securities Act or a prospectus under any Canadian Securities Acts and has not completed or abandoned the proposed offering; and

          2.3.5. unless Rollins has received from the Laidlaw Party requesting registration or qualification all information Rollins has reasonably requested concerning such Laidlaw Party and its method of distribution of its Registrable Securities, so as to enable Rollins to include in the registration statement or prospectus all facts required to be disclosed in it.

     2.4. Covenants and Procedures.  If Rollins becomes obligated under this
Article II to effect a registration or qualification of Registrable Securities on behalf of a Laidlaw Party requesting registration or qualification under this
Article II (hereinafter called a "Selling Laidlaw Party"), then (as applicable to the jurisdictions for which such registration or qualification is to be made):

          2.4.1. Rollins, (i) at its expense as provided in Section 4.2, shall prepare and file with the SEC a registration statement covering and, as applicable, (ii) at its expense as provided in Section 4.2 if such registration is triggered pursuant to Section 2.1, or at the expense of the requesting Selling Laidlaw Party as provided in Section 4.3 if such registration is triggered pursuant to



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     Section 2.2, prepare and file with the applicable Commissions (in the
     English and French languages, as applicable) a preliminary prospectus qualifying such securities and such other related documents as may be necessary or appropriate relating to the proposed distribution, and shall use reasonable efforts to cause the registration statement to become effective and (with respect to Canadian jurisdictions) after any comments of the Commissions have been satisfied with respect thereto, to prepare and file in accordance with the relevant Canadian Securities Acts, a (final) prospectus in the English and French languages, as appropriate, and receive receipts therefor and shall take all other steps and proceedings that may be necessary in order to qualify the applicable Registrable Securities for distribution under such Canadian Securities Acts by registrants who comply with the relevant provisions of such Canadian Securities Acts. Rollins will also (a) with respect to any U.S. registration statement, file such post-effective amendments to the registration statement (and use reasonable efforts to cause it to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of the registration statement or for such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in the registration statement, and (b) with respect to any Canadian prospectus, file with the Commissions such amendments and supplements to such preliminary prospectus and (final) prospectus as may be necessary to comply with the provisions of the Canadian Securities Acts applicable to the proposed distribution until the earlier of (I) such time as all of Registrable Securities proposed to be sold thereunder have been disposed of in accordance with the intended method or methods of disposition by the Selling Laidlaw Party thereof, and (II) the expiration of a period of at least 90 days after the issuance by the Commissions in all applicable Canadian jurisdictions for the (final) prospectus or such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in such (final) prospectus. Each Selling Laidlaw Party shall promptly provide Rollins with such information with respect to such Selling Laidlaw Party's Registrable Securities to be so registered and qualified and, if applicable, the proposed terms of their offering, as is required for the registration or qualification. If the Registrable Securities to be covered by the registration statement and/or prospectus are not to be sold to or through underwriters acting for Rollins, Rollins shall:

             (x) deliver to each Selling Laidlaw Party, as promptly as practicable, as many copies of preliminary prospectuses as each Selling Laidlaw Party may reasonably request (in which case each Selling Laidlaw Party shall keep a written record of the distribution of the preliminary prospectuses and shall refrain from delivery of the preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act, the applicable Canadian Securities Acts or the securities laws of any other jurisdiction, including the various states of the United States);

             (y) deliver to each Selling Laidlaw Party, as soon as practicable after the effective date of the U.S. registration statement, or, as applicable, the date on which all applicable Commissions shall have issued a receipt for the Canadian (final) prospectus, and from time to time thereafter during the applicable period described in paragraph 2.4.1(i) or (ii), as many copies of the relevant prospectuses (including any (final) prospectus as such Selling Laidlaw Party may reasonably request); and

             (z) in case of the happening, after the effective date of the registration statement and during the applicable 90 or 180 day period described in the second sentence of paragraph 2.4.1, of any event or occurrence as a result of which the prospectus (including any preliminary prospectus or (final) prospectus), as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made, give each Selling Laidlaw Party written notice of the event or occurrence and prepare and furnish to each Selling Laidlaw Party, in such quantities as it may reasonably request, copies of an amendment of or a supplement to such prospectus as may be necessary so that the prospectus, as so amended or supplemented and thereafter delivered to



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        purchasers of the securities, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.4.2. Rollins will notify each Selling Laidlaw Party of any action by the SEC or any Commission to suspend the effectiveness of any registration statement or prospectus filed pursuant hereto or the initiation or threatened initiation of any proceeding for such purpose or the receipt by Rollins of any notification with respect to the suspension of the qualification of the securities covered by a prospectus filed pursuant hereto for sale in any jurisdiction. Immediately upon receipt of any such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to the registration statement or prospectus in the jurisdiction to which such order or suspension relates. Rollins will also notify each Selling Laidlaw Party promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Rollins, should be set forth in such registration statement or prospectus. Immediately upon receipt of such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to such registration statement or prospectus, cease to deliver or use such registration statement or prospectus and, if so requested by Rollins, return to Rollins at Rollins's expense all copies of such registration statement or prospectus. Rollins will as promptly as practicable take such action as may be necessary to amend or supplement such registration statement or prospectus in order to set forth or reflect such event or state of facts and provide copies of such proposed amendment or supplement to each Selling Laidlaw Party.

          2.4.3. On or before the date on which the registration statement is declared effective, or a receipt is issued by all Commissions for the (final) prospectus, Rollins shall use its reasonable efforts to:

             (i) register or qualify (and cooperate with each Selling Laidlaw Party, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of) the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other U.S. or Canadian jurisdiction as any Selling Laidlaw Party or underwriter reasonably requests;

             (ii) use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the registration statement or prospectus is required to be kept effective; and

             (iii) do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Common Stock covered by the applicable registration statement or prospectus, provided that Rollins will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

          2.4.4. Rollins shall use its reasonable efforts to cause all Registrable Securities of a Selling Laidlaw Party included in the registration statement or qualified by prospectus to be listed, by the date of the first sale of such shares pursuant to such registration statement or prospectus, on each securities exchange on which the securities as then listed or proposed to be listed, if any.

          2.4.5. Rollins shall make generally available to each Selling Laidlaw Party and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of Rollins's first fiscal quarter commencing after the effective date of the registration statement. The earnings statement shall cover such 12-month period. This requirement will be deemed to be satisfied if Rollins timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act as soon as practicable. In addition, in the event that Rollins shall have become a reporting issuer (or have the corresponding status) under any of the Canadian Securities Acts, Rollins shall comply with the continuous disclosure



                                      A-B-7
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     obligations of a reporting issuer (or the obligations attendant upon such corresponding status) prescribed by each Canadian Securities Act under which it has such status.

          2.4.6. Rollins shall cooperate with each Selling Laidlaw Party and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement or prospectus, and to enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Selling Laidlaw Party, may request, subject to the underwriters' obligation to return any certificates representing unsold securities.

          2.4.7. Rollins shall use its reasonable efforts to cause Registrable Securities covered by the registration statement or prospectus to be registered with or approved by such other governmental agencies or authorities in the U.S. or Canada (including the registration of Registrable Securities under the Exchange Act) as may be necessary to enable the Selling Laidlaw Parties or the underwriter or underwriters, if any, to consummate the disposition of such securities.

          2.4.8. Rollins shall, during normal business hours and upon reasonable notice, make available for inspection by each Selling Laidlaw Party, any underwriter participating in any offering pursuant to the registration statement or prospectus, and any attorney, accountant or other agent retained by a Selling Laidlaw Party or any such underwriter (collectively, the "Inspectors"), all nonconfidential financial and other records, pertinent corporate documents, and properties of Rollins, as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities and as they may reasonably consider to be necessary for the purpose of establishing their due diligence defense (as applicable) as contemplated by the Canadian Securities Acts and in order to enable any such underwriters to execute the certificate on any prospectus required pursuant to any Canadian Securities Acts to be executed by them. Rollins shall also cause its officers, directors, and employees to supply all nonconfidential information reasonably requested by any Inspector in connection with the registration statement.

          2.4.9. Rollins shall use its reasonable efforts to obtain a "cold comfort" letter and, as applicable, a "long-form comfort letter" from Rollins's independent public accountants, and an opinion of counsel for Rollins, each in customary form and covering such matters of the type customarily covered by cold comfort letters and long form comfort letters and legal opinions in connection with public offerings of securities, as the Selling Laidlaw Party reasonably requests, and consents from all parties from whom such consents would be required under the applicable Canadian Securities Acts.

          2.4.10. Rollins shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities for the term of this Registration Agreement.

          2.4.11. Rollins shall use all reasonable efforts to cause the Registrable Securities covered by the registration statement to continue to be listed for a period of three years after the registration statement is declared effective on at least one national securities exchange on which the Common Stock is listed.

          2.4.12. Rollins shall reasonably cooperate, at the Selling Laidlaw Party's expense, with the Selling Laidlaw Party participating in the disposition of the Registrable Securities and its respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          2.4.13. Rollins shall make available to the managing underwriters certain of its officers (subject to the reasonable demands of its business) for the purpose of participating in one "road show" presentation in connection with underwritten offerings. The Selling Laidlaw Parties agree that they will bear all incremental expenses incurred by Rollins in complying with this Section 3.4.13 if such registration is triggered pursuant to a request under Section 2.2.



                                      A-B-8

          2.4.14. Rollins shall enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as each Selling Laidlaw Party shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities; provided that such customary agreements, if any, shall be reasonably satisfactory in form and substance to Rollins. Laidlaw shall be a party to such underwriting agreement and may, at its option, require that Rollins make to and for the benefit of Laidlaw the representations, warranties and covenants of Rollins which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings.

          2.4.15. Rollins shall deliver promptly to Laidlaw and each underwriter, if any, copies of all correspondence between the SEC, on the one hand, and Rollins, its counsel or auditors, on the other hand, and all memoranda relating to discussions with the SEC or its staff, with respect to any registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to Rollins, and, upon receipt of such confidentiality agreements as Rollins may reasonably request, make reasonably available for inspection by any Selling Laidlaw Party covered by such registration statement, by any underwriter, if any participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any Selling Laidlaw Party or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Rollins, and cause all of Rollins' officers, directors and employees to supply all information reasonably requested by any such Selling Laidlaw Party, underwriter, attorney, accountant or agent in connection with such registration statement.

                                  ARTICLE III
                                INDEMNIFICATION

     3.1. Indemnification by Rollins. In the event of any registration or qualification under the Securities Act or any Canadian Securities Act by any registration agreement or prospectus pursuant to rights herein granted of Registrable Securities held by a Laidlaw Party who becomes a Selling Laidlaw Party, Rollins will hold harmless such Selling Laidlaw Party and each underwriter of such securities and each other Person, if any, who controls such Selling Laidlaw Party or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including legal fees and costs of court), joint or several, to which such Selling Laidlaw Party or such underwriter or controlling Person becomes subject under the Securities Act, the applicable Canadian Securities Acts or otherwise, insofar as such losses, claims, damages or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act, or in any related preliminary or (final) prospectus, or in any preliminary prospectus or (final) prospectus under which such securities were qualified for distribution under any Canadian Securities Act, or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Selling Laidlaw Party and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that Rollins shall not be liable to such Selling Laidlaw Party or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or (final) prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished to Rollins through a written instrument duly executed by such Selling Laidlaw Party or such underwriter specifically for use in the preparation thereof or results from any improper conduct of such Selling Laidlaw Party or any such underwriter or controlling Person.



                                      A-B-9

     3.2. Indemnification by Selling Laidlaw Parties. It shall be a condition precedent to the obligation of Rollins to include in any registration statement or to qualify by prospectus any Registrable Securities of a Selling Laidlaw Party that Rollins shall have received from such Selling Laidlaw Party an undertaking, reasonably satisfactory to Rollins and its counsel, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) Rollins, each director of Rollins, each officer of Rollins who shall sign the registration statement or prospectus and any Person who controls Rollins within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, any related preliminary or (final) prospectus or any amendment or supplement to any of the foregoing, if such statement or omission was made in reliance upon and in conformity with information furnished to Rollins through a written instrument duly executed by such Selling Laidlaw Party specifically for use in the preparation of such registration statement, preliminary or (final) prospectus or amendment or supplement and (ii) with respect to compliance by such Selling Laidlaw Party with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement; provided, however, that the aggregate amount which any such Selling Laidlaw Party shall be required to pay pursuant to this Section 3.2 shall in no case be greater than the amount of the net proceeds received by such Selling Laidlaw Party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim.

     3.3. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article III, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action's defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party's expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation.

     3.4. Contribution. If the indemnification required by this Article IV from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities or expenses, then the indemnifying party shall



                                     A-B-10
contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Rollins and the Laidlaw Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4.

     Notwithstanding the provisions of this Section 3.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or the Criminal Code (Canada)) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

                                   ARTICLE IV
                                OTHER AGREEMENTS

     4.1. Other Registration Rights. Rollins agrees that it will not grant to any Person registration rights which would allow such Person to limit Laidlaw's priority for the sale or distribution of Registrable Securities upon the exercise of mandatory registration rights pursuant to Section 2.2.

     4.2. Expenses. All expenses incurred by Rollins in connection with any U.S. registration statement covering Registrable Securities offered by a Laidlaw Party, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel (except for the fees and disbursements of counsel for such Laidlaw Party) and of the independent certified public accountants (except, in the case of any special audits, if required in connection with any such registration, such Laidlaw Party's proportionate share of its expense as provided in Section 2.3) and the expense of qualifying such shares under state blue sky laws, shall be borne by Rollins; provided, however, that Rollins shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of a Laidlaw Party (in which case such Laidlaw Party shall bear such expenses), unless the Laidlaw Parties agree to forfeit their right to one demand registration pursuant to
Section 2.2; provided further, that if at the time of such withdrawal, such Laidlaw Party has learned of a material adverse change in the condition, business or prospects of Rollins from that known at the time of its request, then such Laidlaw Party shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 2.2. Rollins's obligations under this Section 4.2 shall apply to each registration under the Securities Act or state blue sky legislation pursuant to Section 2.2.

     4.3. Offering Expenses. The Laidlaw Party selling any Registrable Securities pursuant to any prospectus filed with any Commission in connection with the satisfaction by Rollins of its obligations under Section 2.2 shall reimburse Rollins for all Offering Expenses reasonably incurred by or on behalf of Rollins upon receipt by such Laidlaw Party of a written request from Rollins in respect of same,



                                     A-B-11
together with invoices outlining in reasonable detail the expenses to be borne by the Laidlaw Party or Laidlaw Parties. In addition, the relevant Laidlaw Parties shall be responsible for any additional expenses reasonably incurred by Rollins as a result of such Laidlaw Parties' participation in any offering proposed to be completed by Rollins in any Canadian jurisdiction as contemplated in Section 2.1 upon receipt by the relevant Laidlaw Parties of a written request from Rollins in respect of the same, together with appropriate documentation outlining all expenses incurred by Rollins in respect of that distribution and the proportion of the same to be borne by the relevant Laidlaw Parties, together with a brief explanation as to the reasons why the expenses so charged to the Laidlaw Parties would not have been incurred by Rollins in the absence of the participation by the Laidlaw Parties in that distribution.

     4.4. Dispositions During Registration. The Laidlaw Parties and their Affiliates hereby agree that from the date of receipt of written notice (the "Offering Notice") from Rollins that Rollins intends to file a registration statement or prospectus (the "Offering Registration Statement") covering shares of Common Stock or securities convertible into or exercisable for Common Stock until the Offering Termination Date (defined below), the Laidlaw Parties and their Affiliates will not sell or otherwise dispose of any securities owned by such Laidlaw Party or Affiliate except for Registrable Shares included in the Offering Registration Statement. As used herein, the "Offering Termination Date" shall occur on (i) the lapse of 60 days from the date of receipt of the Offering Notice if the Offering Registration Statement is not declared effective (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, a receipt is not issued therefor by the applicable Commissions) before such lapse, (ii) the lapse of 120 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if any Registrable Shares are included in the Offering Registration Statement or (iii) the lapse of 90 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if no Registrable Shares are included in the Offering Registration Statement.

     4.5. Transfer of Rights. The incidental registration and qualification rights or benefits and mandatory registration and qualification rights or benefits, including indemnification by Rollins, shall be freely transferable by the Laidlaw Parties (i) to any Laidlaw Affiliate and (ii) to any Person which after such transfer would hold at least 10% of the issued and outstanding Common Stock of Rollins. Upon any transfer of the registration and qualification rights or benefits of this Registration Agreement, the assigning Laidlaw Party shall give Rollins written notice prior to or promptly following such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Such notice shall include or be accompanied by a written undertaking by the transferee to comply with the obligations imposed hereunder. In the event any registration and qualification rights or benefits are transferred in accordance with the terms hereof, any actions required to be taken by the Laidlaw Parties will be taken with the approval of the holders of such registration and qualification rights or benefits who hold a majority of the Registrable Securities, whose actions shall bind all such holders of such registration and qualification rights or benefits.

     4.6. Termination of Registration Rights. The Laidlaw Parties and their permitted assigns shall be entitled to exercise any right provided for in this Registration Agreement until the twelfth anniversary of the date hereof, provided, however, such rights shall terminate one year from the date 80% of the Rollins Convertible Debenture has been converted or redeemed.

     4.7. Multijurisdictional Disclosure System. Nothing in this Registration Agreement shall be construed to limit or restrict in any manner whatsoever the ability of Rollins to make use of the Multijurisdictional Disclosure System (as set forth in National Policy No. 45 of the Canadian Securities Administrators) with respect to the qualification, distribution or sale in Canada of any securities of Rollins, including pursuant to request made pursuant to Section
2.1 or Section 2.2 hereof.



                                     A-B-12

                                   ARTICLE V
                                 MISCELLANEOUS

     5.1. Notices. All notices or other communications which are required or may be given under this Registration Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

          (i) if to any Laidlaw Party, to:

                 Laidlaw Inc.
                 3221 North Service Road
                 Burlington, Ontario
                 Canada L7R 3YS
                 Attention: Ivan R. Cairns
                 Telecopier No.: (905) 332-6550

          (ii) if to Rollins, to:

                 Rollins Environmental Services, Inc.
                 One Rollins Plaza
                 2200 Concord Pike
                 Wilmington, Delaware 19803
                 Attention: General Counsel
                 Telecopier No.: (302) 426-3555


     5.2. Section Headings. The article and section headings in this Registration Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Registration Agreement. References in this Registration Agreement to a designated "Article" or "Section" refer to an Article or Section of this Registration Agreement unless otherwise specifically indicated.

     5.3. Governing Law. This Registration Agreement shall be construed and enforced in accordance with and governed by the laws of State of Delaware without regard to its conflict of law rules.

     5.4. Amendments. This Registration Agreement may be amended only by an instrument in writing executed by all of the Parties.

     5.5. Entire Agreement. This Registration Agreement constitutes the entire agreement between the Parties concerning its subject matter.

     5.6. Severability. The invalidity or unenforceability of any specific provision of this Registration Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Registration Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the Parties to this Registration Agreement.

     5.7. Counterparts. This Registration Agreement may be executed in multiple counterparts, all of which together shall constitute the same instrument.



                                     A-B-13

     IN WITNESS WHEREOF, the Parties have executed this Registration Agreement as of the date first above written.

                                        ROLLINS ENVIRONMENTAL SERVICES, INC.

                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                        LAIDLAW INC.


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                        LAIDLAW TRANSPORTATION, INC.


                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------



                                     A-B-14


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